NEWS RELEASE

Investor/Media Contact:
William E. Redmond, Jr., 973-515-1821
Email: IR@gentek-global.com

GenTek Inc. Announces the Sale of the Reheis Anti-Perspirant Active Ingredients Business

PARSIPPANY, N.J., February 29, 2008 – GenTek Inc. (NASDAQ: GETI) announced today that it has sold Reheis, Inc. and its Anti-Perspirant Actives business to Summit Research Labs, Inc., a portfolio company of MVC Capital, Inc. (NYSE: MVC). The transaction does not include the vaccine adjuvants and high purity potassium chloride businesses previously operated by Reheis, nor is Summit Research Labs acquiring the former Reheis facilities in Berkeley Heights, NJ and Midlothian, TX. These retained operations will continue to function as an integral part of GenTek’s wholly owned subsidiary, General Chemical LLC. GenTek will continue to operate the Berkeley Heights anti-perspirant actives production unit under the terms of a transition services agreement with Summit Research Labs.

Commenting on the proposed transaction, William E. Redmond, Jr., President and Chief Executive Officer of GenTek noted, “This transaction is another significant step in GenTek’s continuing efforts to focus on our core chemicals and valve actuation systems businesses. In addition to the cash proceeds, the Company currently expects future tax savings in excess of $10 million as a result of the transaction. We believe this transaction will provide significant value to our shareholders by freeing up capital, which will be deployed to better position the Company for future growth.”

About GenTek Inc.
GenTek provides specialty inorganic chemical products and valve actuation systems and components. GenTek operates over 50 manufacturing facilities and technical centers and has approximately 1,500 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars, trucks, and heavy equipment, in addition to global energy companies and water treatment facilities. Additional information about the Company is available at www.gentek-global.com.

Forward-looking statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.